EXECUTION VERSION
Xerium Technologies, Inc.
$480,000,000
9.500% Senior Secured Notes due 2021
Purchase Agreement
July 26, 2016
JEFFERIES LLC
As Representative of the
Initial Purchasers listed in
Schedule I hereto
c/o Jefferies LLC
520 Madison Avenue
New York, New York 10022

Ladies and Gentlemen:
Xerium Technologies, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representative”) is acting as representative, $480,000,000 principal amount of its 9.500% Senior Secured Notes due 2021 (the “Notes”). The Notes will be fully and unconditionally guaranteed (the “Guarantees”) by each of the subsidiary guarantors identified on the signature pages hereto (the “Guarantors”). The Notes and the Guarantees are collectively referred to herein as the “Securities.” The Securities are to be issued under an indenture (the “Indenture”), to be dated as of the Closing Date (as defined below), among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The Securities will have the benefit of a registration rights agreement (the “Registration Rights Agreement”) to be dated as of the Closing Date, among the Company, the Guarantors and the Initial Purchasers, pursuant to which the Company will agree to, among other things, register the Securities under the Act and/or file a registration statement under the Act relating to debt securities with terms substantially similar to the Securities to be offered in exchange for the Securities, subject to the terms and conditions therein specified. Certain terms used herein are defined in Section 22 hereof. Capitalized terms used, but not defined herein, shall have the meanings set forth in the “Description of Notes” section of the Final Memorandum (as defined below).

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.
In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated July 19, 2016 (as amended or supplemented at the date thereof, including any and all exhibits thereto and any information incorporated by reference therein, the “Preliminary Memorandum”), and a final offering memorandum, dated July 26, 2016 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Disclosure Package, the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms “amend”, “amendment” or “supplement” with respect to the Disclosure Package, the Preliminary Memorandum and the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time that is incorporated by reference therein.
Pursuant to the terms of the Collateral Documents, all of the obligations under the Securities and the Indenture will be secured by a lien and security interest in substantially all of the assets of the Company and the Subsidiaries (except for a prior ranking lien with respect to ABL Priority Collateral by the lenders under the ABL Credit Agreement and any other Permitted Liens).
The proceeds of the Notes will be used to refinance (i) all outstanding borrowings under that certain Credit and Guaranty Agreement, dated May 17, 2013 (as amended on March 3, 2014, August 18, 2014 and December 23, 2014 and as further amended, restated, supplemented or otherwise modified through the date hereof), among the Company, as borrower, certain subsidiaries of the borrowers, as guarantors, the various banks party thereto, Jefferies Finance LLC, as joint lead arranger and joint bookrunner, Credit Suisse Securities (USA) LLC, as joint lead arranger, joint bookrunner and as documentation agent and Jefferies Finance LLC, as administrative agent and as collateral agent (the “Senior Secured Term Loan”) and (ii) all of Company’s outstanding 8.875% Senior Notes due 2018 (the “Existing Notes”).
Concurrently with the offering of the Notes, the Company will enter into (i) an amendment to the ABL Credit Agreement (the “ABL Amendment”) and (ii) the Intercreditor Agreement.

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1.Representations and Warranties. Each of the Company and the Guarantors, jointly and severally, represents and warrants to, and agrees with, each Initial Purchaser as set forth below in this Section 1.
(a)     (i) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) at the Execution Time and on the Closing Date, the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof, and at the Closing Date will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, in each case that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representative specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.
(b)    (i) The Disclosure Package, as of the Execution Time, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) each electronic road show, if any, when taken together as a whole with the Disclosure Package did not, as of the Execution Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, in each case that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Disclosure Package (including any electronic road shows) made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.
(c)    None of the Company, its Affiliates, or any person acting on its or their behalf has, directly or indirectly, sold, offered for sale, or solicited offers to buy any security (as defined in the Act) which is or would be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act.
(d)    None of the Company, its Affiliates, or any person acting on its or their behalf has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering (within the meaning of

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Section 4(2) of the Act) in connection with any offer or sale of the Securities or (ii) with respect to those Securities offered and sold in reliance upon Regulation S, engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and, with respect to those Securities offered and sold in reliance upon Regulation S, each of the Company, its Affiliates and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S. The Company and its Affiliates and all persons acting on their behalf have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Final Memorandum will contain the disclosure required by Rule 902.
(e)    The Securities are eligible for resale pursuant to Rule 144A under the Act and will not be, at the Closing Date, of the same class as securities of the Company listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.
(f)    Assuming the accuracy of the representations and warranties of the Initial Purchasers contained herein and their compliance with their agreements set forth herein, no registration under the Act of the Securities is required for the offer and sale of the Securities to the Initial Purchasers in the manner contemplated herein, in the Disclosure Package and the Final Memorandum and no qualification of the Indenture is required under the Trust Indenture Act in connection with the offer and sale of the Securities to the Initial Purchasers.
(g)    The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Memorandum will not be an “investment company” as defined in the Investment Company Act.
(h)    Neither the Company nor its Affiliates has paid or agreed to pay to any person any compensation for soliciting another to purchase any Securities of the Company (except as contemplated in this Agreement).
(i)    Neither the Company nor its Affiliates has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(j)    Each of the Company and its subsidiaries has been duly incorporated, organized or formed and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction in which it is chartered, incorporated, organized or formed with the corporate or limited liability company power and authority, as applicable, to own or lease, as the case may be, and to operate its properties and conduct its business as

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described in the Disclosure Package and the Final Memorandum, and is duly qualified to do business as a foreign corporation or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction that requires such qualification, except where the failure to be so qualified, have such power or authority or be in good standing could not reasonably be expected to have a Material Adverse Effect (as defined below).
(k)    All the outstanding shares of capital stock of the Company and the equity interests of each subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Memorandum, all outstanding shares of capital stock or equity interests of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance, except for (i) liens, encumbrances or transfer restrictions related to the ABL Credit Agreement and (ii) any other security interest, claim, lien or encumbrance that is a “Permitted Lien” (as defined in the Indenture) and could not reasonably be expected to have a Material Adverse Effect.
(l)    The statements in the Preliminary Memorandum and the Final Memorandum under the headings “Certain U.S. Federal Income Tax Considerations” and “Description of Notes” and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Credit Facility and Notes” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended by Amendment No. 1 thereto filed with the SEC on April 29, 2016 fairly summarize the matters therein described in all material respects.
(m)    Each of the Company and the Guarantors has all requisite corporate or limited liability company power and authority, as applicable, to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.
(n)    Each of the Company and the Guarantors has all requisite corporate or limited liability company power and authority, as applicable, to enter into the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors, and will be duly executed and delivered by the Company and each of the Guarantors on the Closing Date.
(o)    Each of the Company and the Guarantors has all requisite corporate or limited liability company power and authority, as applicable, to enter into the Collateral Documents. Each of the Collateral Documents has been duly authorized by the Company and each of the Guarantors, and will be duly executed and delivered by the Company and each of the Guarantors on the Closing Date, and will constitute a legal, valid, binding instrument enforceable against the Company and the Guarantors in accordance with its terms (subject, as to the

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enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).
(p)    Each of the Company and the Guarantors has all requisite corporate or limited liability company power and authority, as applicable, to enter into the Indenture. The Indenture has been duly authorized by the Company and each of the Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company and each of the Guarantors, will constitute a legal, valid, binding instrument enforceable against the Company and the Guarantors in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).
(q)    The Company has all requisite corporate power and authority to issue the Notes. The Notes have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).
(r)    Each of the Guarantors has all requisite corporate or limited liability company power and authority, as applicable, to issue the Guarantees. The Guarantees have been duly authorized, and, when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, the Guarantees will constitute the legal, valid and binding obligations of the Guarantors entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, fraudulent conveyance, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).
(s)    No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, in the Registration Rights Agreement, in the Collateral Documents or in the Indenture, except such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold and, in the case of the Registration Rights Agreement, such as will be obtained under the Act and the Trust Indenture Act.

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(t)    None of the execution and delivery of this Agreement, the Registration Rights Agreement, the Collateral Documents or the Indenture, the issuance and sale of the Securities, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or comparable constituting documents of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, which conflict, breach, violation or imposition could reasonably be expected to, in the case of clauses (ii)    and (iii) above, either individually or in the aggregate with all other conflicts, breaches, violations and impositions referred to in this paragraph (if any), have (x) a Material Adverse Effect or (y) a material adverse effect upon the transactions contemplated herein or any Initial Purchaser.
(u)    The consolidated historical financial statements, related notes thereto and schedules of the Company and its consolidated subsidiaries included in the Disclosure Package and the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles in the United States and applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the caption “Summary Historical Consolidated Financial Information” in the Preliminary Memorandum and the Final Memorandum present fairly in all material respects, on the basis stated in the Preliminary Memorandum and the Final Memorandum, the information included therein.
(v)    No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Registration Rights Agreement, the Collateral Documents, the Indenture or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), except

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as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).
(w)    Each of the Company and its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except where the failure to own or lease such properties could not reasonably be expected to have a Material Adverse Effect.
(x)    None of the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter or bylaws or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its or their properties, as applicable, which violation or default could not reasonably be expected to, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (if any), have (x) a Material Adverse Effect (as defined above) or (y) a material adverse effect upon the transactions contemplated herein or any Initial Purchaser.
(y)    Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements, related notes thereto and schedules included in the Disclosure Package and the Final Memorandum, are independent public accountants with respect to the Company in accordance with applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.
(z)    There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.
(aa)    The Company has filed all applicable tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file could not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as could not reasonably be expected to have a Material Adverse Effect or except as set

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forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).
(bb)    No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as could not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).
(cc)    Except as could not reasonably be expected to have a Material Adverse Effect: (i) each Non-U.S. Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; (ii) all contributions required to be made with respect to a Non-U.S. Plan have been timely made; (iii) neither the Company nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Non-U.S. Plan; and (iv) the present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan, determined as of the end of the Company’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities.
(dd)    No subsidiary of the Company is currently subject to any material prohibition, directly or indirectly, on paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or other equity interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated in the Disclosure Package or the Final Memorandum (in each case, exclusive of any amendment or supplement thereto).
(ee)    Except as described in or contemplated in the Disclosure Package or the Final Memorandum (in each case, exclusive of any amendment or supplement thereto), the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance in all material respects with the terms of such policies and instruments; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause,

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except where such claims could not reasonably be expected to have a Material Adverse Effect; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.
(ff)    The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses as described in the Disclosure Package and the Final Memorandum, except where the failure to possess the same could not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).
(gg)    The Company and its consolidated subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries are not aware of any “material weaknesses” (as defined in Rule 12b-2 of the Exchange Act) in their internal control over financial reporting. The Company and its consolidated subsidiaries maintain an effective system of “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. In addition, since the date of the most recent balance sheet reviewed or audited by the Company’s independent auditors, the Company’s board of directors (or a committee thereof) has not been advised of: (i) any “material weaknesses” or “significant deficiencies” (each, as defined in Rule

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12b-2 of the Exchange Act) in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls (whether or not remediated).
(hh)    The Company and its subsidiaries (i) are and have been in compliance with any and all applicable laws and regulations relating to occupational safety, the protection of human health, natural resources or the environment, or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) except where such non-compliance with Environmental Laws, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) have received (or have filed a timely application for renewal) and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses (“Environmental Permits”); (iii) have not received written notice or claim alleging any actual or potential liability under any Environmental Law, except for such notices that have been resolved to the satisfaction of the relevant parties, or except where such non-compliance with Environmental Laws, failure to receive or maintain compliance with Environmental Permits, or unresolved alleged liability could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iv) have not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, at any properties, except where being named could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (v) there have been no releases of any substance, material or waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as “hazardous,” “toxic,” “pollutant,” “contaminant,” “radioactive,” or words of similar meaning or effect, including petroleum and its by-products, asbestos and polychlorinated biphenyls (“Hazardous Materials”) in concentrations greater than those allowed under Environmental Laws or an Environmental Permit at any real property currently or formerly owned, operated or leased by the Company for which the Company or its subsidiaries would be responsible under Environmental Law that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, except in each case as set forth in or contemplated in the Disclosure Package and/or the Final Memorandum (exclusive of any amendment or supplement thereto).
(ii)    In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated potential costs and liabilities (including, without limitation, any capital or operating expenditures potentially required for clean-up, closure of properties or compliance with Environmental Laws or any Environmental Permit, any related constraints on operating activities, and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such

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associated costs and liabilities could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and/or the Final Memorandum (exclusive of any amendment or supplement thereto).
(jj)    The Company has been advised of the Federal Power Act (as amended the “Federal Power Act”); as of the date hereof, neither the Company nor any of its Subsidiaries is subject to regulation under the Federal Power Act.
(kk)    Except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), since January 1, 2016, the minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its subsidiaries, to the extent ERISA otherwise applies, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Code is so qualified; each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); except as could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor any of its subsidiaries has incurred or would reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.
(ll)    The subsidiaries listed on Annex A attached hereto are all the subsidiaries of the Company.
(mm)    The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, after due inquiry, threatened.

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(nn)    Neither the Company nor the Subsidiaries nor, to the Company’s knowledge, after due inquiry, any director, officer, agent, employee or Affiliate of the Company or any of the Subsidiaries or other person acting on their behalf is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as initial purchaser, advisor, investor or otherwise) of U.S. sanctions administered by OFAC
(oo)    There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).
(pp)    None of the Company or any Subsidiary or, to the knowledge of the Company, any director, officer, employee or any agent or other person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company or any Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and the Subsidiaries, and, to the knowledge of the Company and the Subsidiaries, its and their other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.
(qq)    Upon:

(1)
in the case of such portion of the Collateral constituting investment property represented or evidenced by certificates or other instruments, delivery to the Collateral Agent of such certificates or instruments in accordance with the Collateral Documents, and in the case of all other investment property, the filing of financing statements or other applicable filings in the appropriate filing office, registry or other public office,

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together with the payment of the requisite filing or recordation fees related thereto;

(2)
in the case of such portion of the Collateral constituting securities accounts, delivery to the Collateral Agent of securities account control agreements and such other agreements or instruments, in each case satisfactory in form and substance to the Collateral Agent and duly executed by the applicable securities intermediary, as may be necessary or, in the opinion of the Collateral Agent, desirable to establish and maintain control of such securities accounts from time to time;

(3)
in the case of such portion of the Collateral constituting deposit accounts, delivery to the Collateral Agent of deposit account control agreements and such other agreements or instruments, in each case satisfactory in form and substance to the Collateral Agent and duly executed by the applicable depositary bank, as may be necessary or, in the opinion of the Collateral Agent, desirable to establish and maintain control of such deposit accounts from time to time;

(4)
in the case of such portion of the Collateral constituting registered patents, trademarks and copyrights, the filing by the Collateral Agent of (A) initial financing statements with the appropriate filing offices, (B) any filings required with the United States Patent and Trademark Office, (C) any filings required with the United States Copyright Office and (D) the other Collateral Documents with the appropriate filing office, registry or other public office, together with the payment of the requisite filing or recordation fees related thereto,

(5)
in the case of any other Collateral a Lien in which may be perfected by filing of an initial financing statement or other applicable document in the appropriate filing office, registry or other public office, the filing of financing statements or other applicable document in such filing office, registry or other public office, together with the payment of the requisite filing or recordation fees related thereto, and in the case of any other Collateral a Lien in which is perfected by possession or control, when the Collateral Agent obtains possession or control thereof; and

the Liens granted pursuant to the Collateral Documents will constitute valid and enforceable perfected Liens, in each case prior and superior in right to any other Person therein (other than any Person holding a Permitted Lien).

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(rr)    As of the Closing Date, there will be no currently effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any assets or property of the Company, any Guarantor or any Subsidiary or any rights thereunder, except for Permitted Liens.
(ss)    All information certified by an officer of the Company in the Perfection Certificate (as defined in the Pledge and Security Agreement) dated as of the Closing Date and delivered by such officer on behalf of the Company will be true and correct as of the Closing Date.
(tt)    The Mortgages will be effective to grant a legal and valid mortgage Lien on all of the mortgagor’s right, title and interest in each of the Material Real Estate Assets. When the Mortgages are duly recorded in the proper recorders’ offices or appropriate public records and the mortgage recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state or local law applicable to the recording of real estate mortgages generally, each such Mortgage shall constitute a valid, perfected and enforceable security interest in the related Mortgage Property in each case prior and superior in right to any other Person therein, for the ratable benefit of the Secured Parties, subject only to Permitted Liens, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.
(uu)    The representations and warranties of the Company in the Collateral Documents are true and correct (if such representations and warranties are not already qualified with respect to materiality) in all material respects.
(vv)    Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.
2.    Purchase and Sale. Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.540% (less the Debt Securities Fee (as defined in that confidential engagement letter, dated July 18, 2016 between the Initial Purchasers and the Company)) of the principal amount thereof, plus accrued interest, if any, from July 26, 2016 to the Closing Date, the principal amount of Securities set forth opposite such

15

Initial Purchaser’s name in Schedule I hereto. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.
3.    Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on August 9, 2016, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.
4.    Offering by Initial Purchasers. Each Initial Purchaser, severally and not jointly, represents and warrants that:
(a)    It is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Act and it will offer the Securities for resale only upon the terms and conditions set forth in this Agreement and in the Disclosure Package and the Final Memorandum.
(b)    It will offer and sell the Securities only to persons reasonably believed by the Initial Purchasers (i) to be are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or (ii) to not be “U.S. persons” (as defined under Regulation S under the Act) and in compliance with laws applicable to such persons in jurisdictions outside of the United States; provided, however, that in purchasing such Securities, such persons are deemed to have represented and agreed as provided under the caption “Notice to Investors” contained in the Disclosure Package and the Final Memorandum.
(c)    It has not engaged in any directed selling efforts within the meaning of Rule 902 under the Act in connection with the offer and sale of any of the Securities.
5.    Agreements. Each of the Company and the Guarantors, jointly and severally, agrees with each Initial Purchaser that:
(a)    The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in Section 5(c) below, as many copies of the materials contained in the Disclosure Package and the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

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(b)    The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule II hereto.
(c)    The Company will not amend or supplement the Disclosure Package or the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representative; provided, however, that prior to the completion of the distribution of the Securities by the Initial Purchasers (as defined by the Initial Purchasers), the Company will not file any document under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum unless, prior to such proposed filing, the Company has furnished the Representative with a copy of such document for their review and the Representative has not reasonably objected to the filing of such document; provided that, if in the opinion of the Company’s outside counsel, such proposed amendment, supplement or document to be filed under the Exchange Act is required by law, the Company can make such amendment, supplement or filing, prior to obtaining such consent and notwithstanding any such reasonable objection. The Company will promptly advise the Representative when any document filed under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum shall have been filed with the Commission.
(d)    If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representative), any event occurs as a result of which the Disclosure Package or the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Representative of any such event; (ii) subject to the requirements of Section 5(c), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package or Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.
(e)    Without the prior written consent of the Representative, the Company has not given and will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Representative.
(f)    The Company will cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register (or to obtain an exemption from qualifying or

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registering) the Securities for the offer and sale by the Initial Purchasers under the securities or Blue Sky laws of such jurisdictions as the Representative may reasonably request (including certain provinces of Canada) and will maintain such qualifications, registrations and exemptions in effect so long as required for the sale of the Securities; provided that in no event shall the Company (or any Guarantors) be obligated to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify; (ii) file any general consent to service of process in any such jurisdiction; or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Company will promptly advise the Representative of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
(g)    The Company will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them.
(h)    None of the Company, its Affiliates, or any person acting on its or their behalf will, directly or indirectly, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Act.
(i)    None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of them will comply with the offering restrictions requirement of Regulation S.
(j)    None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering (within the meaning of Section 4(a)(2) of the Act) in connection with any offer or sale of the Securities in the United States.
(k)    For so long as any of the Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, will provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

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(l)    The Company will cooperate with the Representative and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.
(m)    The Company will use the net proceeds received from the sale of the Securities pursuant to this agreement in the manner specified in the Disclosure Package and Final Memorandum.
(n)    Each of the Securities will bear, to the extent applicable, the legend contained in “Notice to Investors” in the Preliminary Memorandum and the Final Memorandum for the time period and upon the other terms stated therein.
(o)    The Company will not for a period of 60 days following the Execution Time, without the prior written consent of the Representative offer, sell, contract to sell, pledge, otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company), directly or indirectly, or announce the offering, of any debt securities issued or guaranteed by the Company (other than the Securities).
(p)    The Company will not take, directly or indirectly, any action designed to, or that has constituted or that might reasonably be expected to, cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(q)    The Company will, for a period of twelve months following the Execution Time, furnish to the Representative (i) all reports or other communications (financial or other) generally made available to its shareholders, and deliver such reports and communications to the Representative as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and generally made available to the public and (ii) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders).
(r)    The Company will comply in all material respects with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

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(s)    The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture, the Collateral Documents and the Registration Rights Agreement, the issuance of the Securities and the fees of the Trustee and all collateral agents; ); (ii) all costs and expenses in connection with the creation and perfection of the security interest to be created and perfected pursuant to the Collateral Documents (including without limitation, filing and recording fees, search fees, taxes and costs of title policies) (iii) the preparation, printing or reproduction of the materials contained in the Disclosure Package and the Final Memorandum and each amendment or supplement to either of them; (iv) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the materials contained in the Disclosure Package and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (v) the preparation, printing, authentication, issuance and delivery of the Securities; (vi) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vii) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (viii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states, the provinces of Canada and any other jurisdictions specified pursuant to Section 5(e) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (xi) all other fees, disbursements and out-of-pocket expenses incurred by the Initial Purchasers in connection with its services to be rendered hereunder including, without limitation, the fees and disbursements of White & Case LLP, counsel to the Initial Purchasers, travel and lodging expenses, chartering of airplanes, roadshow or investor presentation expenses, word processing charges, the costs of printing or producing any investor presentation materials, messenger and duplicating service expenses, facsimile expenses and other customary expenditures; and (xii) all other costs and expenses incident to the performance by the Company of its obligations hereunder; provided, however, that the amount of such fees and expenses for which the Initial Purchasers may seek reimbursement from the Company under this Section 5(s) for the fees and expenses of White & Case LLP, counsel to the Initial Purchasers, shall not exceed $750,000 in the aggregate without the Company’s consent (not to be unreasonably withheld).
(t)    The Company agrees to complete on or prior to the Closing Date all filings and other similar actions required in connection with the perfection of security interests as and to the extent contemplated by the Collateral Documents.

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6.    Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Company and the Guarantors contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Company and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their respective obligations hereunder and to the following additional conditions:
(a)    The Representative shall have received from Dentons US LLP, counsel for the Company and the Guarantors, its opinion and letter, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative.
(b)    The Representative shall have received from White & Case LLP, counsel for the Initial Purchasers, an opinion and letter, dated the Closing Date and addressed to the Initial Purchasers, in form satisfactory to the Representative covering such matters as are customarily covered in such opinions.
(c)    [RESERVED]
(d)    The Company shall have furnished to the Representative a certificate of the Company, signed by (x) the Chairman of the Board or the President and (y) the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Final Memorandum and any supplements or amendments thereto, and this Agreement and that:
(i)    the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and
(ii)    since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).
(e)    The Company shall have furnished to the Representative a Chief Financial Officers’ Back-Up Certificate, dated as of the date hereof and as of the Closing Date, executed

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by the Chief Financial Officer of the Company providing back-up disclosure support as specified therein, in form and substance reasonably satisfactory to the Initial Purchaser.
(f)    The Company shall have furnished to the Representative certificates evidencing satisfactory evidence of good standing of the Company and the Guarantors in their respective jurisdictions of organization or formation dated as of a recent date prior to the date hereof and (ii) oral confirmation from CT Corporation, to be confirmed in writing, dated the Closing Date or within one business day prior to the Closing Date that each of the Company and the Guarantors is in good standing in their respective jurisdictions of organization or formation, (iii) certificates evidencing qualification by the Company and the Guarantors as a foreign corporation in good standing in each of the jurisdictions in which the Company and the Guarantors have material operations, in each case, issued by the appropriate Governmental Authority in each such jurisdiction as of a recent date prior to the date hereof and (iv) oral confirmation from CT Corporation, to be confirmed in writing, dated the Closing Date or within one business day prior to the Closing Date that each of the Company and the Guarantors is qualified as a foreign corporation in good standing in each of the jurisdictions in which the Company and the Guarantors have material operations.
(g)    The Representative shall have received fully executed originals of each this Agreement, the Indenture, the Collateral Documents, the Registration Rights Agreement, the Notes and the Guarantees (each of which shall be in full force and effect on terms reasonably satisfactory to the Initial Purchasers), and each opinion, certificate, letter and other document to be delivered in connection with the Offering or any other related transaction.
(h)    At the Execution Time and at the Closing Date, the Company shall have requested and caused Ernst & Young LLP to furnish to the Representative comfort letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative and confirming that they are independent accountants within the meaning of the Exchange Act and the applicable published rules and regulations thereunder.
(i)    Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with

22

the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).
(j)    The Securities shall be eligible for clearance and settlement through The Depository Trust Company.
(k)    Subsequent to the Execution Time and prior to the Closing Date, there shall not have been any decrease in the rating of any of the corporate family or corporate credit ratings of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
(l)    Each Guarantor shall have furnished or caused to be furnished to you on the Closing Date certificates of an officer of the Guarantor satisfactory to you as to the accuracy of the representations and warranties of the Guarantor herein at and as of such Closing Date, as to the performance by the Guarantor of, and its compliance with, all of its obligations hereunder to be performed or complied with at or prior to such Closing Date and as to such other matters as you may reasonably request.
(m)    The Representative shall have received a written certificate executed by the General Counsel of the Company, dated as of the Closing Date and addressed to the Representative, in form and substance previously agreed to by the Company and the Representative.
(n)    Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.
(o)    On the Closing Date, substantially contemporaneously with the issuance of the Notes, the Company shall have (A) sent an irrevocable notice of redemption to redeem all of the outstanding Existing Notes in accordance with the terms of the indenture governing the Existing Notes (the “Existing Notes Indenture”); (B) irrevocably deposited with the trustee under the Existing Notes Indenture an amount sufficient to redeem all the outstanding Existing Notes on August 9, 2016; and (C) shall have taken all other actions as shall be necessary to cause the Existing Notes Indenture to be discharged on the Closing Date in accordance with the terms of the Existing Notes Indenture.
(p)    The Initial Purchaser shall have received a copy of the receipt of a payoff letter or other evidence of termination or retirement for the Senior Secured Term Loan to be permanently repaid with the proceeds of the Notes as set forth in the Disclosure Package and the Final Memorandum, in form and substance reasonably satisfactory to the Initial Purchaser, and

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the liens under the security agreements, pledge agreements, mortgages, documents, instruments and other agreements executed in connection with such existing indebtedness will be released upon the making of all filings and taking of such other necessary actions in each applicable jurisdiction.
(q)    Concurrently with or prior to the issue and sale of the Notes by the Company, the Company shall have entered into the ABL Amendment, in form and substance reasonably satisfactory to the Representative and the Intercreditor Agreement; the Representative shall have received conformed counterparts thereof.
(r)    (A) The Collateral Agent shall have received on the Closing Date the following, in the form and substance reasonably satisfactory to the Initial Purchasers:
(i)    appropriately completed copies of Uniform Commercial Code financing statements naming the Company and each Guarantor as a debtor and the Collateral Agent as the secured party, or other similar instruments or documents to be filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the reasonable opinion of the Collateral Agent and its counsel, desirable to perfect the security interests of the Collateral Agent pursuant to the Collateral Documents;
(i)    appropriately completed copies of Uniform Commercial Code Form UCC 3 termination statements, if any, necessary to release all Liens (other than Permitted Liens) of any person in any collateral described in any Collateral Documents previously granted by any person;
(ii)    certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC 11), or a similar search report certified by a party acceptable to the Collateral Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Company or any Guarantor (under its present name and any previous names) as the debtor, together with copies of such financing statements (none of which shall cover any collateral described in any Collateral Documents, other than such financing statements that evidence Permitted Liens);
(iii)    such other approvals, opinions, or documents as the Collateral Agent may reasonably request in form and substance reasonably satisfactory to the Collateral Agent;
(B)    The Collateral Agent and its counsel shall be satisfied that (a) the Lien granted to the Collateral Agent, for the benefit of the Secured Parties in the collateral described above is of the priority described in the Disclosure Package

24

and the Final Memorandum and (b) no Lien exists on any of the collateral described above, other than the Lien created in favor of the Collateral Agent, for the benefit of the Secured Parties pursuant to a Collateral Documents in each case subject to the Permitted Liens;
(C)    All Uniform Commercial Code financing statements or other similar financing statements and Uniform Commercial Code Form UCC-3 termination statements required pursuant to clause (g)(A)(i) and (g)(A)(ii) above (collectively, the “UCC Statements”) shall have been delivered to CT Corporation System or another similar filing service company acceptable to the Collateral Agent (the “Filing Agent”). The Filing Agent shall have acknowledged in a writing that is reasonably satisfactory to the Collateral Agent and its counsel (i) the Filing Agent’s receipt of all UCC Statements, (ii) that the UCC Statements have either been submitted for filing in the appropriate filing offices or will be submitted for filing in the appropriate offices within ten days following the Closing Date and (iii) that the Filing Agent will notify the Collateral Agent and its counsel of the results of such submissions within 30 days following the Closing Date.
If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and their counsel, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
The documents required to be delivered by this Section 6 will be delivered to White & Case LLP, counsel for the Initial Purchasers, at 1155 Avenue of the Americas, New York, New York 10036, on the Closing Date.
7.    Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through the Representative upon demand for all reasonable and reasonably detailed actual out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities; provided, however, that the amount of such fees and expenses for which the Initial Purchasers may seek reimbursement from the Company under this Section 5(s) for the fees and expenses of White &

25

Case LLP, counsel to the Initial Purchasers, shall not exceed $750,000 in the aggregate without the Company’s consent (not to be unreasonably withheld).
8.    Indemnification and Contribution. (i) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum, any Issuer Written Information or any other written information used by or on behalf of the Company in connection with the offer or sale of the Securities, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, for any legal or other expenses reasonably incurred by it as such expenses are incurred in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.
(b)    Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representative specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Company acknowledges that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading “Plan of Distribution”, the paragraphs related to stabilization and covering transactions in the Preliminary Memorandum

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and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum or in any amendment or supplement thereto.
(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, which shall not be unreasonably withheld, delayed or conditioned, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii)

27

does not include any admission, assumption or stipulation as to fault or liability regarding any indemnified party.
(d)    In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities of such indemnified party (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers severally shall contribute to cover the cost of the Losses in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

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9.    Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser or Initial Purchasers hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchaser or Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company and any non-defaulting Initial Purchaser for damages occasioned by its default hereunder.
10.     Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).
11.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive

29

delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
12.    Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to (a) the Jefferies LLC, 520 Madison Avenue, New York, NY 10022 (or in any case to such other address as the person to be notified may have requested in writing); or, if sent to the Company, will be mailed, delivered or telefaxed to 919-526-1430 and confirmed to it at 14101 Capital Boulevard, Youngsville, North Carolina, attention of the Legal Department.
13.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(j) hereof, no other person will have any right or obligation hereunder.
14.    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers, or any of them, with respect to the subject matter hereof.
15.    Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
16.    Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
17.    No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Initial Purchasers and any Affiliate through which it may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Company on related or other matters). The Company agrees that they will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
18.    Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of a

30

purchaser) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.
19.    Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.
20.    Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
21.    Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
22.    Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.
“Collateral Agent” shall mean U.S. Bank National Association, as collateral agent under the indenture governing the Notes.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Commission” shall mean the Securities and Exchange Commission.
“Disclosure Package” shall mean (i) the Preliminary Memorandum, as amended or supplemented at the Execution Time, (ii) the final term sheet prepared pursuant to Section 5(b) hereto and in the form attached as Schedule II hereto and (iii) any Issuer Written Information.

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“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Issuer Written Information” shall mean any writings in addition to the Preliminary Memorandum that the parties expressly agree in writing to treat as part of the Disclosure Package.
“Governmental Authority” shall mean any U.S. or non-U.S. federal, state, local or other governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization
“Non-U.S. Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States by the Company or one or more of its Subsidiaries primarily for the benefit of employees of the Company or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.
“Regulation D” shall mean Regulation D under the Act.
“Regulation S” shall mean Regulation S under the Act.
“Regulation S-X” shall mean Regulation S-X under the Act.
“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company, the Guarantors and the several Initial Purchasers.
Very truly yours,
Xerium Technologies, Inc.

By: _/s/ Clifford E. Pietrafitta____________
Name:    Clifford E. Pietrafitta
Title:    Executive Vice President, Chief
Financial Officer and Treasurer

[SIGNATURE PAGE TO PURCHASE AGREEMENT]

GUARANTORS
Huyck Licensco Inc.
By:     _/s/ Clifford E. Pietrafitta____________
Name: Clifford E. Pietrafitta
Title: Vice President, Chief Financial Officer and Treasurer
Robec Brazil LLC
By:    _/s/ Clifford E. Pietrafitta____________
Name: Clifford E. Pietrafitta
Title: Vice President, Chief Financial Officer and Treasurer
Stowe Woodward LLC
By:    _/s/ Clifford E. Pietrafitta____________
Name: Clifford E. Pietrafitta
Title: Vice President, Chief Financial Officer and Treasurer
Stowe Woodward Licensco LLC
By:    _/s/ Clifford E. Pietrafitta____________
Name: Clifford E. Pietrafitta
Title: Vice President, Chief Financial Officer and Treasurer
Wangner Itelpa I LLC
By:    _/s/ Clifford E. Pietrafitta____________
Name: Clifford E. Pietrafitta
Title: Vice President, Chief Financial Officer and Treasurer

[SIGNATURE PAGE TO PURCHASE AGREEMENT]

Wangner Itelpa II LLC
By:    _/s/ Clifford E. Pietrafitta____________
Name: Clifford E. Pietrafitta
Title: Vice President, Chief Financial Officer and Treasurer
Weavexx, LLC
By:    _/s/ Clifford E. Pietrafitta____________
Name: Clifford E. Pietrafitta
Title: Vice President, Chief Financial Officer and Treasurer
Xerium III (US) Limited
By:    _/s/ Clifford E. Pietrafitta____________
Name: Clifford E. Pietrafitta
Title: Vice President, Chief Financial Officer and Treasurer
Xerium IV (US) Limited
By:    _/s/ Clifford E. Pietrafitta____________
Name: Clifford E. Pietrafitta
Title: Vice President, Chief Financial Officer and Treasurer
Xerium V (US) Limited
By:    _/s/ Clifford E. Pietrafitta____________
Name: Clifford E. Pietrafitta
Title: Vice President, Chief Financial Officer and Treasurer

[SIGNATURE PAGE TO PURCHASE AGREEMENT]

Xerium Asia, LLC
By:    _/s/ Clifford E. Pietrafitta____________
Name: Clifford E. Pietrafitta
Title: Vice President, Chief Financial Officer and Treasurer
XTI LLC
By:    _/s/ Clifford E. Pietrafitta____________
Name: Clifford E. Pietrafitta
Title: Vice President, Chief Financial Officer and Treasurer
JJ Plank Company, LLC
By:    _/s/ Clifford E. Pietrafitta____________
Name: Clifford E. Pietrafitta
Title: Vice President, Chief Financial Officer and Treasurer

[SIGNATURE PAGE TO PURCHASE AGREEMENT]

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.
By: JEFFERIES LLC
By: /s/ Thaddeus Davis
Name: Thaddeus Davis
Title: Managing Director
For themselves and the other several
Initial Purchasers named in
Schedule I to the foregoing Agreement.

[SIGNATURE PAGE TO PURCHASE AGREEMENT]

SCHEDULE I

Initial Purchasers	Principal Amount of Securities to be Purchased
Jefferies LLC	U.S.$384,000,000
Macquarie Capital (USA) Inc..	96,000,000
Total	U.S.$480,000,000

SCHEDULE II
Summary of Final Terms	$480,000,000	CONFIDENTIAL
July 26, 2016
Xerium Technologies, Inc.
9.500% Senior Secured Notes due 2021

This summary pricing sheet relates only to the securities described below and should only be read together with the Preliminary Offering Memorandum, subject to completion, dated July 19, 2016, relating to these securities and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. This pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. Capitalized terms not defined herein have the meanings assigned to them in the Preliminary Offering Memorandum.

Issuer	Xerium Technologies, Inc.
Security Description	9.500% Senior Secured Notes due 2021.
Distribution	Rule 144A / Regulation S - with Registration Rights as set forth in the Preliminary Offering Memorandum.
Aggregate Principal Amount	$480,000,000.
Gross Proceeds	$472,992,000.
Coupon	9.500%.
Maturity Date	August 15th, 2021.
Offering Price	98.540%.
Yield to Maturity	9.875%.
Ratings (Moody’s / S&P)[1]	B2/B.
Interest Payment Dates	February 15th and August 15th, commencing February 15th, 2017.
Coupon Record Dates	February 1st and August 1st.
Optional Redemption
Make-whole at T+50 until August 15th, 2018. Callable thereafter at the following prices:
For the period below Percentage
On or after August 15th, 2018104.750%
On or after August 15th, 2019102.375%
On or after August 15th, 2020100.000%

Equity Clawback	35% at 109.500% (prior to August 15th, 2018), plus accrued and unpaid interest and additional interest, if any.
Change of Control Offer	101%, plus accrued and unpaid interest and additional interest, if any.
Asset Sale Offer	100%, plus accrued and unpaid interest and additional interest, if any.
Excess Cash Flow Offer
101.5%, plus accrued and unpaid interest and additional interest, if any, using 75% of excess cash flow for each fiscal year beginning with the 2017 fiscal year, provided that excess cash flow for the 2017 fiscal year, excess cash flow will be calculated for the five consecutive fiscal quarters ended December 31, 2017.

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1 A securities rating is not a recommendation to buy, sell or hold securities and should be evaluated independently of any other rating. The rating is subject to revision or withdrawal at any time by the assigning rating organization.

Use of Proceeds
The proceeds from this offering, together with a borrowing of $3 million under the revolving credit facility, will be used to repay the Senior Secured Term Loan, to redeem all of the Existing Notes at a redemption price equal to 102.219% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption, to pay fees and expenses relating to these transactions, and for working capital and other general corporate purposes.

Trade Date	Tuesday, July 26th, 2016.
Settlement Date
Tuesday, August 9th, 2016 (T+10).

It is expected that delivery of the Notes against payment therefor will be made on or about August 9th, 2016, which will be the tenth business day following the pricing of the Notes (or “T+10”). Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next succeeding six business days will be required, by virtue of the fact that the Notes initially will settle in T+10, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade such Notes on the date of pricing or the next succeeding six business days should consult their own advisors.

	144A	Regulation S	AI
CUSIP Numbers	98416J AC4	U98398 AB3	98416J AD2
ISIN	US98416JAC45	USU98398AB38	US98416JAD28
Joint Book-Running Managers	Jefferies LLC Macquarie Capital (USA) Inc.
Denominations	$2,000 and integral multiples of $1,000 in excess thereof.
Changes to Preliminary Offering Memorandum	The following changes will be made to the Preliminary Offering Memorandum, as well as additional conforming changes consistent with the changes described herein.

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Cover Page
Under the heading “The Notes,” a new paragraph shall be added that shall read in its entirety as follows:
“Excess Cash Flow Offer - Subject to certain conditions, within 95 days of the end of each fiscal year, we will be required to make an offer to repurchase Notes using 75% of excess cash flow for the prior fiscal year, commencing with the fiscal year ending December 31, 2017, for a cash purchase price of 101.5% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of purchase; provided that for the fiscal year ending December 31, 2017, excess cash flow will be calculated for the five consecutive fiscal quarters ended December 31, 2017.”

The Offering (p. 11)	Under the heading “The Offering,” a new paragraph shall be added below the section titled “Asset Sale Offer” that shall read in its entirety as follows:
“Excess Cash Flow Offer…
Subject to certain conditions, within 95 days of the end of each fiscal year, we will be required to make an offer to repurchase Notes using 75% of excess cash flow for the prior fiscal year, commencing with the fiscal year ending December 31, 2017, for a cash purchase price of 101.5% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of purchase; provided that for the fiscal year ending December 31, 2017, excess cash flow will be calculated for the five consecutive fiscal quarters ended December 31, 2017. See “Description of Notes-Repurchase at the Option of Holders-Excess Cash Flow Offer.””

The Offering (p. 12)	Under the heading “The Offering,” a new paragraph shall be added below the section titled “No Prior Market” that shall read in its entirety as follows:
“Contingent Payment Debt Instruments….
The Company intends to take the position that the U.S. Treasury Regulations applicable to contingent payment debt instruments will apply to the Notes. In summary, the effect of these U.S. Treasury Regulations will be to (i) require U.S. Holders, regardless of their usual method of tax accounting, to use the accrual method with respect to the Notes; (ii) result in the accrual of interest by U.S. Holders based on the “comparable yield” of the Notes; and (iii) generally result in ordinary rather than capital treatment of any gain, and to some extent loss, upon maturity or on the sale, exchange or other disposition of the Notes by U.S. Holders.”

3 of 23	Jefferies

Risk Factors-Risks Related to the Notes (p. 17)
Under the heading “Despite our current indebtedness level, we and our restricted subsidiaries may still be able to incur substantially more debt, which could exacerbate the risks associated with our substantial leverage,” the last two sentences of such risk factor shall be amended and shall read in their entirety as follows:
“Also see ~~“Description of Other Indebtedness-New ABL Credit Facility”~~ “Management's Discussion and Analysis of Financial Condition and Results of Operations-Credit Facility and Notes” in our Annual Report.” To the extent that we incur additional indebtedness or such other obligations, the risks associated with our substantial leverage described below, including our possible inability to service our debt, would increase.”

Risk Factors-Risks Related to the Notes (p. 22)

A new risk factor shall be inserted above the heading “The credit ratings assigned to the Notes may not reflect all risks of an Investment in the Notes,” which risk factor shall read in its entirety as follows:
“We may not be permitted to use the funds necessary to finance the repurchase of the Notes in connection with an excess cash flow offer required by the Indenture.
Subject to certain conditions, the Indenture governing the Notes requires us, within 95 days of the end of each fiscal year, to make an offer to repurchase Notes at 101.500% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of purchase with a portion of our excess cash flow for the prior fiscal year; provided that for the fiscal year ending December 31, 2017, excess cash flow will be calculated for the five consecutive fiscal quarters ended December 31, 2017. However, restrictions under our revolving credit facility or other future debt instruments may not allow us to repurchase the Notes in an excess cash flow offer. If we could not refinance such debt or otherwise obtain a waiver from the holders of such debt, we would be prohibited from repurchasing the Notes, which would constitute an event of default under the Indenture. If the indebtedness under our revolving credit facility is not paid, the lenders thereunder may seek to enforce security interests in the collateral securing such indebtedness, thereby limiting our ability to raise cash to purchase the Notes, and reducing the practical benefit of the offer to purchase provisions to the holders of the Notes.”

4 of 23	Jefferies

Description of Notes-Repurchase at the Option of Holders (p. 52)
Under the heading “Repurchase at the Option of Holders,” a new section shall be added at the end thereof entitled “Excess Cash Flow” that shall read in its entirety as follows:
“Excess Cash Flow
If Xerium and its Restricted Subsidiaries have Excess Cash Flow for any fiscal year commencing with the fiscal year ending December 31, 2017, Xerium will be required to make an offer (an “Excess Cash Flow Offer”) to all holders of Notes to purchase the maximum principal amount of Notes that may be purchased with 75% of such Excess Cash Flow for such fiscal year (the “Excess Cash Flow Offer Amount”); provided that for the fiscal year ending December 31, 2017, Excess Cash Flow will be calculated for the five consecutive fiscal quarters ended December 31, 2017. The offer price for such Excess Cash Flow Offer shall be an amount in cash equal to 101.5% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of holders of Notes on the relevant record date to receive interest and Additional Interest, if any, due on the relevant interest payment date, in accordance with the procedures set forth in the Indenture.

5 of 23	Jefferies

Within 95 days after the end of any fiscal year for which an Excess Cash Flow Offer is required to be made, the Issuer will send a notice (or otherwise transmit in accordance with DTC’s applicable policies and procedures) to each Holder of Notes and the Trustee describing the Excess Cash Flow Offer and offering to purchase the Notes on the date specified in the notice (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date the notice is sent). The notice will comply with the notice requirements under the Indenture for an optional repurchase of Notes. To the extent that the aggregate amount of Notes tendered pursuant to an Excess Cash Flow Offer is less than the Excess Cash Flow Offer Amount, the Issuer and its Restricted Subsidiaries may use any remaining Excess Cash Flow Offer Amount for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by holders thereof exceeds the Excess Cash Flow Offer Amount, Notes to be purchased shall be selected on a pro rata basis based upon principal balance.
With respect to each Excess Cash Flow Offer, Xerium shall be entitled to reduce the applicable Excess Cash Flow Offer Amount with respect thereto by an amount equal to the sum of (x) the aggregate repurchase price paid for any Notes theretofore repurchased by Xerium in the open market or pursuant to tender offers (and cancelled by Xerium) and (y) the aggregate redemption price paid for any Notes theretofore redeemed pursuant to one or more optional redemptions (other than (1) repurchases made pursuant to any Change of Control Offers, Asset Sale Offers, Excess Cash Flow Offers or required to be made pursuant to clause (D)(iii) of the definition of the term “Excess Cash Flow” or (2) any redemptions described in the second paragraph under “-Optional Redemption” above), in each case, during the period with respect to which such Excess Cash Flow was being computed.

6 of 23	Jefferies

Notwithstanding the foregoing provisions of this covenant, Xerium will not be required (but may elect to do so) to make an Excess Cash Flow Offer in accordance with this covenant unless the Excess Cash Flow Offer Amount with respect to the applicable period in respect of which such Excess Cash Flow Offer is to be made exceeds $1.0 million (with lesser amounts being carried forward for purposes of determining whether the $1.0 million threshold has been met for any future period). Upon completion of each Excess Cash Flow Offer, the Excess Cash Flow Offer Amount will be reset at zero.
Xerium will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, Xerium will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

To the extent that, in connection with the preparation of Xerium’s financial statements or otherwise, it is determined that there was an error in good faith in the calculation by Xerium of the Excess Cash Flow that resulted in less than the full Excess Cash Flow Offer Amount being used in an Excess Cash Flow Offer, no such shortfall will result in a Default or Event of Default; provided that within 30 calendar days of Xerium’s confirmation of the error, Xerium initiates an additional Excess Cash Flow Offer of such additional amount.
If Xerium fails to meet certain conditions, the Credit Agreement may prohibit Xerium from purchasing any Notes, subject to certain exceptions. Any future credit agreements or other agreement to which Xerium becomes a party may contain similar or other restrictions. In the event Xerium must make an Excess Cash Flow Offer at a time when Xerium is prohibited from purchasing Notes, Xerium could seek the consent from the lenders under the Credit Agreement to the purchase of Notes or could attempt to refinance the borrowings that contain the prohibition. If Xerium does not obtain a consent or repay the borrowings, Xerium will remain prohibited from purchasing Notes. In that case, the failure of Xerium to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Agreement.”

7 of 23	Jefferies

Description of Notes-Incurrence of Indebtedness and Issuance of Preferred Stock (p. 55)
Under the heading “Incurrence of Indebtedness and Issuance of Preferred Stock,” clause (1) of the second paragraph is amended in its entirety to read as follows:
“(1)the incurrence by Xerium and its Restricted Subsidiaries of Indebtedness and letters of credit under Credit Facilities (and guarantees thereof) in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Xerium and its Restricted Subsidiaries thereunder) not to exceed the excess of (x) the greater of (A) $55.0 million (or the foreign currency equivalent) denominated in U.S. dollars and (B) 9.50% of Total Assets over (y) the aggregate amount of permanent repayments of principal made under the Credit Facilities on or before such date with Excess Cash Flow (which, for the avoidance of doubt, shall be calculated and applied for purposes of this clause (y) at the time of determination of Excess Cash Flow in connection with any Excess Cash Flow Offer) and to the extent (A) such repayments resulted in a concurrent corresponding reduction in the lenders’ revolving commitments then outstanding under the Credit Facilities, (B) such repayments are deducted in the calculation of Excess Cash Flow used in determining the Excess Cash Flow Amount for such Excess Cash Flow Offer and (C) such repayments have not previously reduced the amount of this exception (provided that, for the avoidance of doubt, no repayments made as part of a refinancing in full of the Credit Facilities shall result in a deduction herefrom);”

Description of Notes-Events of Default and Remedies (p. 66)
Under the heading “Events of Default and Remedies,” clause (3) of the first paragraph thereof is amended in its entirety to read as follows:
“(3)failure by Xerium or any of its Restricted Subsidiaries to comply with the provisions described under the captions “- Repurchase at the Option of Holders - Change of Control Triggering Event,” “- Repurchase at the Option of Holders - Asset Sales,” “- Repurchase at the Option of Holders - Excess Cash Flow,” or “- Certain Covenants - Merger, Consolidation or Sale of Assets;”

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Description of Notes-Legal Defeasance and Covenant Defeasance (p. 67)
Under the heading “Legal Defeasance and Covenant Defeasance,” the first sentence of the second paragraph thereof is amended in its entirety to read as follows:
“In addition, Xerium may, at its option and at any time, elect to have the obligations of Xerium released with respect to certain covenants (including its obligation to make Change of Control Offers ~~and~~, Asset Sale Offers and Excess Cash Flow Offers) that are described in the Indenture (“Covenant Defeasance”) and all obligations of the Guarantors discharged with respect to their Note Guarantees and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes.”

Description of Notes-Amendment, Supplement and Waiver (p. 69)
Under the heading “ Amendment, Supplement and Waiver,” clause (3) of the second paragraph thereof is amended in its entirety to read as follows:
“(3)reduce the premium payable upon the redemption of any Note or change the date on which any Note may be redeemed as described above under the caption “- ~~Repurchase at the Option of Holders~~ Optional Redemption;”

Description of Notes-Certain Definitions (p. 76)
Under the heading “Certain Definitions,” a new definition shall be added in its proper alphabetical location that shall read in its entirety as follows:
““Consolidated Working Capital’’ means, with respect to any Person, at any date of determination, the excess of (a) the sum of all amounts (other than cash and cash equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries at such date over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries on such date other than the current portion of any long-term Indebtedness.”

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Description of Notes-Certain Definitions (p. 76)
Under the heading “Certain Definitions,” a new definition shall be added in its proper alphabetical location that shall read in its entirety as follows:
““Excess Cash Flow” means, for any period, the excess of Consolidated EBITDA for such period adjusted as follows: (i) plus or minus, respectively, any net decrease or increase in the Consolidated Working Capital of Xerium for such period; and (ii) minus the sum, without duplication, of (A) the aggregate amount of capital expenditures made in cash by Xerium and its Restricted Subsidiaries during such period (other than any such capital expenditures made with proceeds of any Asset Sale (without giving effect to the threshold set forth in the definition thereof) pursuant to clause (2), (3) or (4) of the second paragraph under “-Repurchase at the Option of Holders-Asset Sales”), (B) the aggregate amount of Fixed Charges expensed by Xerium and its Restricted Subsidiaries during such period, (C) the aggregate amount (without duplication) of all income and franchise taxes expensed by Xerium and its Restricted Subsidiaries during such period, (D) the aggregate amount of all permanent repayments in cash of principal obligations during such period under (i) Credit Facilities that are incurred pursuant to clause (1) of the second paragraph under “-Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock,” and in the case of any such payment under any revolving credit facility, effect a concurrent corresponding permanent reduction in the availability under such revolving credit facility (other than repayments in cash of the principal amount of ABL Obligations that are outstanding on the Issue Date in an aggregate principal amount not exceeding $15.0 million), (ii) Existing Indebtedness that was incurred pursuant to clause (2) of the second paragraph under “-Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock,” and (iii) Pari Passu Indebtedness at a price equal to or higher than 101.5% of the principal amount thereof (provided, that if Xerium or any Restricted Subsidiary shall so repay Pari Passu Indebtedness, Xerium will reduce principal obligations under the Notes on a pro rata basis by, at its option, (X) redeeming Notes as described under “-Optional Redemption” (other than any redemptions described in the second paragraph under “-Optional Redemption” above) or (Y)(I) purchasing Notes through open market purchases or tender offers (other than (1) repurchases made pursuant to any Change of Control Offers, Asset Sale Offers or Excess Cash Flow Offers), at a price as a percentage of the principal amount thereof equal to or higher than the price paid for such Pari Passu Indebtedness, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption or purchase and cancelling all such Notes so repurchased), (E) the aggregate amount of expenses described in clause (7) of the definition of the term “Consolidated EBITDA” that are expensed by Xerium and its Restricted Subsidiaries during such period and (F) without duplication of other open market repurchases, tender offers or redemptions, the aggregate amount of all purchases of Notes required to be made during such period under clause (D)(iii) above. For purposes of calculating Excess Cash Flow, amounts denominated in currencies other than U.S. dollars shall be converted to the U.S. dollar equivalent thereof using the applicable exchange rate in effect on the Business Day of the actual conversion of such currency. ”

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Certain U.S. Federal Income Tax Considerations (page 98)..
The disclosure under the heading “Certain U.S. Federal Income Tax Considerations” is replaced in its entirety with the following:
“CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion summarizes certain U.S. federal income tax considerations, and in the case of a non-U.S. Holder (as defined below), certain U.S. federal estate tax considerations, that may be relevant to the acquisition, ownership and disposition of the notes. This discussion is based upon the provisions of the Code, applicable U.S. Treasury Regulations promulgated thereunder, judicial authority and administrative interpretations, as of the date of this document, all of which are subject to change, possibly with retroactive effect, or may be subject to different interpretations. We cannot assure you that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal tax consequences of acquiring, holding or disposing of the notes.
This discussion is limited to holders who purchase the notes in this offering for cash at their issue price (as defined below) and who hold the notes as capital assets (generally, property held for investment). This discussion does not address the tax considerations arising under the laws of any foreign, state, local or other jurisdiction or any income tax treaty. In addition, this discussion does not address all tax considerations that may be important to a particular holder in light of the holder’s circumstances or to certain categories of investors that may be subject to special rules, such as:

•    dealers in securities or currencies;
•    traders in securities that have elected the mark-to-market method of accounting for their securities;
•    U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•    persons holding notes as part of a hedge, straddle, conversion or other “synthetic security” or integrated transaction;
•    former U.S. citizens or long-term residents of the United States;
•    financial institutions;
•    insurance companies;
•    regulated investment companies;
•    real estate investment trusts;
•    persons subject to the alternative minimum tax;
•    entities that are tax-exempt for U.S. federal income tax purposes; and
partnerships and other pass-through entities and holders of interests therein.

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If an entity treated as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership acquiring the notes, you are urged to consult your own tax advisor about the U.S. federal income tax consequences of acquiring, holding and disposing of the notes.
INVESTORS CONSIDERING THE PURCHASE OF NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES UNDER U.S. FEDERAL GIFT TAX LAWS, UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Classification of the Notes
Although not free from doubt, we intend to treat the notes for U.S. federal income tax purposes as indebtedness that is subject to U.S. federal income tax rules governing contingent payment debt instruments (the “Contingent Debt Regulations”) in the manner described below. The remainder of this discussion assumes that the notes will be so treated, except as noted below under “Alternative Characterization.” The application of the Contingent Debt Regulations to instruments such as the notes is uncertain in several respects, and no rulings have been sought from the IRS with respect to any of the U.S. federal income tax consequences discussed below. Accordingly, no assurance can be given that the IRS or a court will agree with the treatment described herein. Any differing treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in the notes. In particular, a holder might be required to accrue original issue discount (“OID”) at a higher or lower rate than the “comparable yield” rate discussed below.

TAX CONSEQUENCES TO U.S. HOLDERS
The following summary will apply to a holder if it is a U.S. Holder of the notes. A holder is a “U.S. Holder” for purposes of this discussion if it is a beneficial owner of a note and is for U.S. federal income tax purposes:

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•    an individual who is a U.S. citizen or U.S. resident alien,
•    a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•    an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•    a trust (i) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of the trust, or (ii) if the trust has a valid election in effect under applicable Treasury Regulations to be treated as a “United States person.”

Interest on the Notes
Under the Contingent Debt Regulations, a U.S. Holder will be required to accrue interest income on the notes in the amount described below regardless of whether the U.S. Holder uses the cash or accrual method of tax accounting. Accordingly, a U.S. Holder will be required to include interest in taxable income in each year in excess of the accruals on the notes for non-tax purposes and, possibly, in excess of any amounts received in that year based on the “comparable yield to maturity,” as described below.
A U.S. Holder will be required to accrue interest equal to the sum of the daily portions of interest on a note for each day in the taxable year during which the U.S. Holder holds the note. The daily portions of interest in respect of a note are determined by allocating to each day in an accrual period the ratable portion of interest on the note that accrues in the accrual period. The amount of interest that accrues in an accrual period prior to and including the maturity date of the notes equals:
•    the product of (i) the adjusted issue price (as defined below) of the notes as of the beginning of the accrual period; and (ii) the comparable yield to maturity (as defined below) of the notes, adjusted for the length of the accrual period;
•    divided by the number of days in the accrual period; and
•    multiplied by the number of days during the accrual period that the U.S. Holder held the notes.

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The issue price of a note is the first price at which a substantial amount of the notes is sold other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a note is its issue price increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the amounts of any noncontingent payment and the projected amount of any contingent payments previously made on the notes.

Under the Contingent Debt Regulations, a U.S. Holder will be required to accrue and include OID in income each year, regardless of its usual method of tax accounting, based on the comparable yield to maturity of the notes which we are required to determine. We have determined the comparable yield of the notes based on the rate as of the initial issue date at which we would issue a fixed rate debt instrument with no contingent payments but with terms and conditions similar to the notes, including the level of subordination, term, timing of payments and general market conditions. The methodology for determining the comparable yield of a contingent debt instrument such as the notes is not entirely clear under the Contingent Debt Regulations. If our determination of the comparable yield were successfully challenged by the IRS, the redetermined yield could be materially different than the comparable yield determined by us.

By purchasing the notes, each U.S. Holder agrees in the indenture governing the notes to treat the notes for U.S. federal income tax purposes as indebtedness subject to the Contingent Debt Regulations and to be bound by our determination of the comparable yield and projected payment schedule. For U.S. federal income tax purposes, each U.S. Holder must use the comparable yield and the schedule of projected payments in determining OID accruals, and the adjustments thereto described below, in respect of the notes. A U.S. Holder may obtain the comparable yield and the projected payment schedule by submitting a written request for it to:Xerium Technologies Inc., 14101 Capital Boulevard, Youngsville, North Carolina 27596, Attention: Chief Financial Officer.
THE COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE ARE NOT PROVIDED FOR ANY PURPOSE OTHER THAN THE DETERMINATION OF THE OID OF A U.S. HOLDER AND ADJUSTMENTS THERETO IN RESPECT OF THE NOTES AND DO NOT CONSTITUTE A PROJECTION OR REPRESENTATION REGARDING THE ACTUAL AMOUNT OF THE PAYMENTS ON THE NOTES.

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Adjustments to OID Accruals
If the actual contingent payments made on the notes (including at maturity) differ from the projected contingent payments, adjustments will be made to taxable income of a U.S. Holder for the taxable year in which the contingent payment is made. If, during any taxable year, a U.S. Holder receives actual contingent payments with respect to the Notes for that taxable year that in the aggregate exceed the total amount of projected contingent payments for such taxable year, the U.S. Holder will incur a net positive adjustment equal to the amount of such excess. Such net positive adjustment will be treated as additional OID for such taxable year.

If, during a taxable year, a U.S. Holder receives actual contingent payments with respect to the notes for that taxable year that in the aggregate are less than the amount of projected contingent payments for such taxable year, the U.S. Holder will incur a net negative adjustment equal to the amount of such deficit. A net negative adjustment will first reduce the amount of OID required to be accrued in the current year. Second, any negative adjustments that exceed the amount of OID accrued in the current year will be treated as ordinary loss to the extent of all prior OID with respect to the notes (which includes any prior net positive adjustments), reduced to the extent such OID was offset by prior net negative adjustments. Finally, any excess negative adjustments will be treated as a negative adjustment in the succeeding taxable year, and, if not used by the time the note is sold or matures, as a reduction in the amount realized on a sale, exchange, retirement or other disposition (as discussed below).
Amounts treated as interest under the Contingent Debt Regulations are treated as OID for all purposes of the Code.

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Disposition of Notes
Upon the retirement of a note at maturity, a U.S. Holder is generally treated as realizing the amount of projected payments due at maturity reduced by the amount of any remaining negative adjustment. If the amount received at maturity (other than noncontingent payments) is less than the projected payments, the difference constitutes a negative adjustment taken into account at such time. Upon the sale, exchange or other disposition of a note (other than at maturity), a U.S. Holder will generally realize the amount received by it on such sale, exchange or other disposition.
A U.S. Holder will generally recognize taxable gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note (1) increased by any accrued OID previously included in income and (2) decreased by the amount of any noncontingent payment and the projected amount (without regard to any adjustments) of any contingent payment previously made on the notes.

Gain recognized on the sale, exchange, retirement or other disposition of a note will generally be treated as ordinary interest income. If there are no remaining contingent payments to be made on the notes upon such sale, exchange, retirement or other disposition, any gain is treated as capital gain or loss, provided, however, that such gain is treated as ordinary interest income to the extent of any unaccrued positive adjustments. Any loss will be ordinary loss to the extent a U.S. Holder’s total OID inclusions exceed the total net negative adjustments (including any adjustments attributable to variances between actual contingent payments made on the notes and projected contingent payments, as described above under “Adjustments to OID Accruals”) on a note and, thereafter, capital loss (which will be long-term if a note is held for more than one year). The deductibility of net capital losses is subject to limitations. Each prospective investor should consult its tax advisor with respect to these limitations.

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Alternative Characterization
No assurance can be given that the IRS will accept, or that the courts will uphold, the characterization and tax treatment of the Notes described above. If the IRS were to conclude that certain offers to repurchase the Notes should be disregarded, because they fit within the mandatory sinking fund provisions set forth in the applicable Treasury regulations, or for any other reason, the regulations that apply to contingent payment debt instruments would not apply to the Notes. In that case, the Notes would be treated as issued with OID because the stated redemption price at maturity of the notes exceeds their issue price by more than a de minimis amount. A US Holder would generally be required to accrue into gross income OID on a constant yield basis in advance of the receipt of some or all of the cash attributable to such OID (which would be calculated in accordance with the applicable Treasury regulations). Upon the sale, taxable exchange, retirement, or other taxable disposition of a note you would recognize gain or loss equal to the difference between the amount realized and your adjusted tax basis in the Note. Your adjusted tax basis in a Note generally would equal the amount you paid for the Note increased by the amount of OID you previously included in income and decreased by payments other than qualified stated interest made with respect to the Note. Any gain or loss recognized on a disposition of the Note would be capital gain or loss. If you are a non-corporate holder and have held the Note for more than one year, such capital gain or loss generally would be long-term capital gain or loss. Otherwise, such gain or loss would be short-term capital gain or loss. Long-term capital gain generally is subject to tax at rates lower than the rate at which ordinary income is taxed.

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Information Reporting and Backup Withholding
Information reporting generally will apply to payments of interest on, and the proceeds of the sale, redemption, exchange, retirement or other disposition of, notes. Backup withholding will apply to such payments unless a U.S. Holder provides the appropriate intermediary with a correct taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against the U.S. Holder’s U.S. federal income tax liability and a refund may be obtained if the amounts exceed the U.S. Holder’s actual U.S. federal income tax liability and the U.S. Holder timely provides the required information or appropriate claim form to the IRS.
TAX CONSEQUENCES TO NON-U.S. HOLDERS
A holder is a “non-U.S. Holder” for purposes of this discussion if it is a beneficial owner of a note that is an individual, corporation, estate or trust for U.S. federal income tax purposes and it is not a U.S. Holder. The following summary will apply to a non-U.S. Holder of notes.

Interest on the Notes
Payments to a non-U.S. Holder of interest (including amounts taken into income under the accrual rules described above and any gain from the sale, exchange, redemption or other disposition of a note that is treated as interest) generally will be exempt from withholding of U.S. federal income tax under the “portfolio interest” exemption if the non-U.S. Holder properly certifies as to its foreign status, as described below, and:
•    the non-U.S. Holder does not own, directly or indirectly, actually or constructively, 10% or more of our capital or profits interests;
•    the non-U.S. Holder is not a “controlled foreign corporation” that is related to us (actually or constructively) through sufficient stock ownership;
•    the non-U.S. Holder is not a bank whose receipt of interest on the notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of the non-U.S. Holder’s trade or business; and
•    interest on the notes is not effectively connected with the non-U.S. Holder’s conduct of a U.S. trade or business.

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The portfolio interest exemption and several of the special rules for non-U.S. Holders described below generally apply only if a non-U.S. Holder appropriately certifies as to its foreign status. A non-U.S. Holder can generally meet the certification requirement by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, to the withholding agent. If a non-U.S. Holder holds the notes through a financial institution or other agent acting on its behalf, the non-U.S. Holder may be required to provide appropriate certifications to the agent. The non-U.S. Holder’s agent will then generally be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to the foreign status of partners, trust owners or beneficiaries may have to be provided to the withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If a non-U.S. Holder cannot satisfy the requirements described above, payments of interest made to the non-U.S. Holder will be subject to U.S. federal withholding tax at a 30% rate, unless the non-U.S. Holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, (or successor form) claiming an exemption from (or a reduction of) withholding under the benefit of an income tax treaty, or the payments of interest are effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States and the non-U.S. Holder meets the certification requirements described below. See “- Tax Consequences to Non-U.S. Holders - Income or Gain Effectively Connected with a U.S. Trade or Business.”
Disposition of the Notes
A non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain (that is not characterized as interest, as discussed above) realized on the sale, redemption, exchange, retirement or other taxable disposition of a note unless:

•    the gain is effectively connected with the conduct by the non-U.S. Holder of a U.S. trade or business (and, if required by an applicable income tax treaty, is treated as attributable to a permanent establishment maintained by the non-U.S. Holder in the United States); or
•    the non-U.S. Holder is an individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

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A non-U.S. Holder whose gain is described in the first bullet point above generally will be subject to U.S. federal income tax in the manner described under “-Tax Consequences to Non-U.S. Holders -Income or Gain Effectively Connected With a U.S. Trade or Business.” A non-U.S. Holder described in the second bullet point above will be subject to a flat 30% (or lower applicable treaty rate) U.S. federal income tax on the gain derived from the sale or other disposition, which may be offset by U.S. source capital losses.

Income or Gain Effectively Connected with a U.S. Trade or Business
If any interest on the notes (including amounts taken into income under the accrual rules described above) or gain from the sale, exchange or other taxable disposition of the notes is effectively connected with a U.S. trade or business conducted by a non-U.S. Holder (and if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. Holder in the United States), then the interest income (including accruals) or gain will be subject to U.S. federal income tax at regular graduated income tax rates in the same manner as if such holder was a U.S. Holder, unless an applicable income tax treaty provides otherwise. Effectively connected interest income will not be subject to U.S. withholding tax if the non-U.S. Holder satisfies certain certification requirements by providing to the applicable withholding agent a properly executed IRS Form W-8ECI (or IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, if a treaty exemption applies) or successor form. If the non-U.S. Holder is a corporation, that portion of its earnings and profits that is effectively connected with its U.S. trade or business may also be subject to a “branch profits tax” at a 30% rate, unless an applicable income tax treaty provides for a lower rate. For this purpose, interest received on a note and gain recognized on the sale, exchange or other taxable disposition of a note will be included in earnings and profits of the non-U.S. Holder if the interest or gain is effectively connected with the conduct by the non-U.S. Holder of its U.S. trade or business.

U.S. Federal Estate Tax
If a non-U.S. Holder is an individual and is not a resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of the non-U.S. Holder death, the notes will be included in the non-U.S. Holder’s estate for U.S. federal estate tax purposes unless at the time of the non-U.S. Holder’s death, interest on the notes qualifies for the portfolio interest exemption under the rules described above in “- Tax Consequences to Non-U.S. Holders - Interest on the Notes” (without regard to the certification requirement necessary to qualify for the portfolio interest exemption).

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Information Reporting and Backup Withholding
Payments to a non-U.S. Holder of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to the non-U.S. Holder. Copies of the information returns reporting such interest payments and withholding may also be made available to the tax authorities of the country in which the non-U.S. Holder resides or is established under the provisions of a specific treaty or agreement.
U.S. backup withholding generally will not apply to payments to a non-U.S. Holder of interest on a note if the statement described in “- Tax Consequences to Non-U.S. Holders - Interest on the Notes” is duly provided by a non-U.S. Holder or a non-U.S. Holder otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know that the non-U.S. Holder is a United States person as defined under the Code.

Payment of the proceeds of a disposition of a note effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless a non-U.S. Holder properly certifies under penalties of perjury as to its foreign status on Form W-8BEN (or other applicable Form W-8) and certain other conditions are met or the non-U.S. Holder otherwise establishes an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the disposition of a note effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that a non-U.S. Holder is a non-U.S. holder and certain other conditions are met, or a non-U.S. Holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of a note effected outside the United States by such a broker if it has certain relationships with the United States.
Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against a non-U.S. Holder’s U.S. federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed the non-U.S. Holder’s actual U.S. federal income tax liability and the non-U.S. Holder timely provides the required information or appropriate claim form to the IRS.

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Additional Tax on Net Investment Income
An additional 3.8% tax is imposed on the “net investment income” of certain U.S. citizens and resident aliens, and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes gross income from interest (including OID) and net gain from the disposition of property, such as the notes, less certain deductions. Prospective investors should consult their tax advisors with respect to the tax consequences of this additional tax.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code (which provisions are commonly referred to as “FATCA”) and Treasury regulations and administrative guidance thereunder may require withholding at a rate of 30% on interest paid on or after July 1, 2014, and on the gross proceeds from the sale or other disposition of Notes on or after January 1, 2019, to (i) a foreign financial institution (whether such foreign financial institution is the beneficial owner or an intermediary) unless such institution agrees to report and disclose, on an annual basis, information with respect to its U.S. accountholders and meets certain other specified requirements or (ii) a nonfinancial foreign entity (whether such non-financial foreign entity is the beneficial owner or an intermediary) unless such entity certifies that it does not have any “substantial United States owners” or provides certain information regarding the entity’s “substantial United States owners” and such entity meets certain other specified requirements. Accordingly, the entity through which the Notes are held will affect the determination of whether such withholding is required. You should consult your own tax advisors regarding this legislation and whether it may be relevant to your purchase, ownership and disposition of the Notes.

THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE EACH PROSPECTIVE INVESTOR TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.”

THE NOTES AND THE NOTE GUARANTEES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. UNLESS THEY ARE REGISTERED, THE NOTES MAY BE OFFERED ONLY IN TRANSACTIONS EXEMPT FROM OR NOT SUBJECT TO REGISTRATION UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS. ACCORDINGLY, THE NOTES HAVE BEEN OFFERED ONLY TO QUALIFIED INSTITUTIONAL BUYERS AS DEFINED IN

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RULE 144A UNDER THE SECURITIES ACT OR TO NON-U.S. PERSONS OUTSIDE THE UNITED STATES UNDER REGULATION S UNDER THE SECURITIES ACT.

THIS COMMUNICATION DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

A copy of the offering memorandum relating to this offering may be obtained by contacting Jefferies LLC at 888-708-5831.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers were automatically generated as a result of this communication being sent via Bloomberg or another email system.

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ANNEX A

Entity Name	Jurisdiction of Formation
Beloit Asia Pacific (M) Inc.*	Mauritius
Stowe Woodward (Xi’an) Roll Covering Co. Ltd.*	China
Huyck Argentina SA*	Argentina
Huyck Licensco Inc.	Delaware
Huyck.Wangner Australia Pty. Limited*	Australia
Huyck.Wangner Austria GmbH*	Austria
Huyck.Wangner France*	France
Huyck.Wangner Italia S.p.A*	Italy
Huyck.Wangner Japan Limited*	Japan
Huyck.Wangner Germany GmbH*	Germany
Huyck.Wangner Scandinavia AB*	Sweden
Huyck.Wangner Spain SA*	Spain
Huyck.Wangner (Shanghai) Trading Co. Ltd.*	China
Huyck.Wangner UK Limited*	United Kingdom
JJ Plank Company, LLC	Delaware
Stowe Woodward(Changzhou) Roll Technologies Co. Ltd.*	China
Robec Brazil LLC	Delaware
Robec Walzen GmbH*	Germany
Stowe Woodward Finland Oy*	Finland
Stowe Woodward Mexico SA de CV.*	Mexico
Stowe Woodward Sweden AB*	Sweden
Stowe-Woodward (UK) Limited*	United Kingdom
Stowe Woodward France SAS*	France
Stowe Woodward AG*	Germany
Stowe Woodward LLC	Delaware
Stowe Woodward Licensco LLC	Delaware
Wangner Itelpa I LLC	Delaware
Wangner Itelpa II LLC	Delaware
Wangner Itelpa Participações Ltda.*	Brazil
Wangner Limited*	Ireland
Weavexx, LLC	Delaware
Xerium Asia Holding Ltd*	Hong Kong
Xerium Asia, LLC	Delaware
Xerium do Brasil Ltda*	Brazil
Xerium Canada Inc.*	Canada
Xerium China Co., Ltd.*	China
Xerium (France) SAS*	France
Xerium Germany Holding GmbH*	Germany
Xerium Italia S.p.A*	Italy
Xerium Paper Machine Clothing (China) Co., Ltd.*	China

A-1

Xerium Technologies Limited*	United Kingdom
Xerium Technologies Brasil Indústria e Comércio S.A.*	Brazil
Xerium Technologies Chile SpA*	Chile
Xerium III (US) Limited	Delaware
Xerium IV (US) Limited	Delaware
Xerium V (US) Limited	Delaware
XTI LLC	Delaware
Xerium Asia Pacific (Shanghai) Ltd.*	China
Xerium Technologies Makina - Hizmetler; Aanayi; LS*	Turkey

“*” indicates a “Foreign Restricted Subsidiary” as defined in the Indenture.

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